UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 1, 2011
JDA Software Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27876	86-0787377

(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
14400 North 87th Street
Scottsdale, Arizona 85260-3649
(Address of principal executive offices including zip code)
(480) 308-3000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On January 1, 2011, the Board of Directors (the “Board”) of JDA Software Group, Inc. (the “Company”) increased the number of directors constituting the Board from five to six, and appointed Richard M. Haddrill as a member of the Board as a Class I director, effective immediately, to serve until the Company’s 2012 Annual Meeting of Stockholders. The Board also appointed Mr. Haddrill as a member of its Audit Committee, its Compensation Committee, and its Nominating and Governance Committee.
     Mr. Haddrill is currently the President, Chief Executive Officer and a member of the board of directors of Bally Technologies, Inc., a worldwide gaming company that designs, manufactures, distributes, and operates gaming devices and computerized monitoring, accounting and player-tracking systems for gaming devices. Prior to becoming the Chief Executive Officer of Bally Technologies, Inc. in 2004, Mr. Haddrill was the Chief Executive Officer and a member of the board of directors of Manhattan Associates, Inc., a global software solutions company in the supply chain industry. Mr. Haddrill also previously served as the President, Chief Executive Officer and as a member of the board of directors of Powerhouse Technologies, Inc., a technology and gaming company, and as an Area Managing Partner for Ernst & Young LLP. Mr. Haddrill’s extensive leadership background with software and supply chain companies brings valuable expertise to the Board.
     In connection with his appointment to the Board, Mr. Haddrill will receive a one-time grant of 2,000 restricted shares of the Company’s common stock pursuant to the JDA Software Group, Inc. 2005 Performance Incentive Plan (the “Plan”). In addition, starting January 1, 2011, members of the Board, including Mr. Haddrill, will receive the following compensation:
•	an annual retainer fee for membership on the Board of $45,000;

•	$1,000 for attending each regular or special meeting of the Board in excess of six per fiscal quarter;

•	an annual grant of 4,000 restricted shares of the Company’s common stock pursuant to the Plan; and

•	reimbursement for reasonable out-of-pocket expenses.
     Mr. Haddrill has no relationships that would require disclosure under Item 404(a) of Regulation S-K, and is not a party to any arrangement or understanding with any other person pursuant to which he was selected a director of the Company.
     Mr. Haddrill and the Company plan to enter into an indemnification agreement (the “Indemnification Agreement”) which will provide standard indemnification protection for Mr. Haddrill in connection with his service as a director of the Company. The Indemnification Agreement will be substantially similar to the form filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 16, 2010 and incorporated herein by reference.
     A press release announcing the election of Mr. Haddrill as a director, as described above, is attached hereto as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
99.1	— Press Release dated January 5, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2011	JDA Software Group, Inc.
	By:	/s/ Peter S. Hathaway
Peter S. Hathaway
Executive Vice President and Chief Financial Officer